UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2013

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-187094	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 20, 2013, xG Technology, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). As described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 29, 2013 (the “Proxy Statement”), stockholders were asked at the Special Meeting to consider and vote on the cancellation of the admission of the Company’s shares of Common Stock to trading on the London Stock Exchange’s Alternative Investment Market (the “Cancellation”).

The stockholders approved the Cancellation by a vote of 9,889,798 for; 887,174 against; and 4,475 abstentions. The affirmative vote of at least seventy-five (75%) percent of the votes cast at the meeting was required to approve the Cancellation. Under applicable Delaware law, abstentions had the effect of votes against the proposal. No broker non-votes were cast on this matter.

Further information regarding this matter is contained in the Proxy Statement.

Item 8.01	Other Events.

On December 23, 2013, the Company issued a press release announcing the Cancellation. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at its internet address into this Current Report on Form 8-K. The information available at the Company’s internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1 Press Release of xG Technology, Inc., dated December 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2013	xG TECHNOLOGY, INC.

	By:	/s/ John C. Coleman
Name: John C. Coleman
Title: Chief Executive Officer